UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                          Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

STOKE THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT DATED APRIL 17, 2023

SUBJECT TO COMPLETION

[            ], 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Stoke Therapeutics, Inc. to be held exclusively online via live webcast on Tuesday, June 13, 2023 at 9:00 a.m. (Eastern Time). At our virtual stockholders meeting, you will be able to submit questions and vote online at www.virtualshareholdermeeting.com/STOK2023. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore we have chosen this over an in-person meeting.

The Securities and Exchange Commission rules allow companies to furnish proxy materials to stockholders over the Internet. We have elected to do so, thus reducing the environmental impact and lowering the costs of printing and distributing proxy materials without impacting your timely access to this important information. On or about April [    ], 2023, we expect to mail a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy statement for our 2023 Annual Meeting of Stockholders and our 2022 Annual Report on Form 10-K to stockholders. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email, if desired.

The matters to be acted upon at the meeting are described in the accompanying notice of Annual Meeting and proxy statement.

Your vote is important.

Whether or not you plan to attend the virtual Annual Meeting, please vote on the Internet or by telephone, or request, sign and return a proxy card to ensure that your shares are represented at the meeting. Voting now will ensure your representation at the Annual Meeting regardless of whether you attend. You may vote on the Internet, by telephone or by mailing the enclosed proxy card or voting instruction form. You may also attend the Annual Meeting and vote and submit questions during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/STOK2023. Please review the instructions on page 2 of the Proxy Statement and your proxy card or voting instruction form regarding each of these voting options.

Sincerely,

Edward M. Kaye, M.D.
Chief Executive Officer

PRELIMINARY PROXY STATEMENT DATED APRIL 17, 2023

SUBJECT TO COMPLETION

STOKE THERAPEUTICS, INC.

45 Wiggins Avenue

Bedford, MA 01730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Tuesday, June 13, 2023

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders of Stoke Therapeutics, Inc. will be held virtually via the Internet at www.virtualshareholdermeeting.com/STOK2023 on Tuesday, June 13, 2023 at 9:00 a.m. (Eastern Time). To provide access to our stockholders regardless of geographic location and assist in protecting the health and well-being of our stockholders and employees, we have decided to hold the Annual Meeting solely by means of remote communication via live webcast. A virtual meeting also lowers costs and enables participation from our global community, providing greater access to those who may want to attend. It is important that you retain a copy of the 16-digit control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to gain access to the annual meeting by means of remote communication.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.

To elect Adrian R. Krainer, Julie Anne Smith and Garry E. Menzel as Class I directors, to serve until the 2026 annual meeting of stockholders or until their successor has been duly elected and qualified or until their earlier resignation or removal.

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

3.	To approve an amendment to our Certificate of Incorporation to permit the exculpation of officers in certain circumstances permitted under Delaware law.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 17, 2023 are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof.

Your vote as a Stoke Therapeutics, Inc. stockholder is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact our Investor Relations department at (781) 303-8302 or IR@StokeTherapeutics.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC by email through their website at www.astfinancial.com or by phone at (800) 937-5449. Whether or not you expect to attend the virtual Annual Meeting, we encourage you to read the proxy statement and vote through the Internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Edward M. Kaye, M.D.
Chief Executive Officer

Bedford, Massachusetts

April [    ], 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 13, 2023: the Proxy Statement and our 2022 Annual Report on Form 10-K are available at https://investor.stoketherapeutics.com/financials-and-sec-filings.

STOKE THERAPEUTICS, INC.

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

STOKE THERAPEUTICS, INC.

45 Wiggins Avenue

Bedford, MA 01730

PROXY STATEMENT FOR THE 2023 Annual Meeting of Stockholders

June 13, 2023

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Stoke Therapeutics, Inc., (Stoke or the Company), for use at the Company’s 2023 Annual Meeting of Stockholders (Annual Meeting) on Tuesday, June 13, 2023 at 9:00 a.m. (Eastern Time), and any adjournment or postponement thereof. To provide greater access to those who may want to attend the Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/STOK2023. It is important that you retain a copy of the 16-digit control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to participate in the virtual Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or about April [    ], 2023, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 17, 2023, the record date, will be entitled to vote at the meeting. At the close of business on April 17, 2023, [●] shares of common stock were outstanding and entitled to vote. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination upon request by any stockholder for any purpose relating to the meeting by written request via email to our Corporate Secretary at corporatesecretary@stoketherapeutics.com.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 17, 2023, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 17, 2023, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the Internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 17, 2023, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

We strongly recommend that you vote your shares in advance of the Annual Meeting as instructed above, even if you plan to attend the Annual Meeting virtually.

Each director will be elected by a plurality of the votes cast at the meeting. This means that the three individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES”, or vote to “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Shares represented by proxies will be voted “FOR” the election of the Class I nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the votes cast at the meeting vote “FOR” the proposal. Approval of the amendment to our restated Certificate of Incorporation will be obtained if the holders of a majority of our outstanding shares entitled to vote at the meeting vote “FOR” the proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum but are not treated as votes cast and, therefore, will have no effect on the election of directors or the ratification of the appointment of KPMG LLP. Broker non-votes will have the same effect as a vote “against” the approval of the amendment to our Certificate of Incorporation. Abstentions are voted neither “for” nor “against” a matter and, therefore, will have no effect on the election of directors or the ratification of the appointment of KPMG LLP but are counted in the determination of a quorum and will have the same effect as a vote “against” the approval of the amendment to our Certificate of Incorporation.

Recommendations of the Board of Directors on each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote FOR the election of Adrian R. Krainer, Julie Anne Smith and Garry E. Menzel to serve as Class I directors until the 2026 annual meeting of stockholders or until their successor has been duly elected and qualified (Proposal 1); FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2); and FOR the approval of the amendment to our Certificate of Incorporation (Proposal 3). None of the directors has any substantial interest in any matter to be acted upon, other than elections to office with respect to the director nominated in Proposal 1. None of the executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the amendment to our Certificate of Incorporation in Proposal 3.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•

vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/STOK2023, where stockholders may vote and submit questions during the meeting. The meeting starts at 9:00 a.m. Eastern Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet are posted at www.proxyvote.com;

•	vote through the Internet or by telephone—in order to do so, please follow the instructions shown on your proxy card; or

•

vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 12, 2023. Submitting your proxy, whether by telephone, through the Internet or by mail if you requested or received a paper proxy card, will not affect your right to vote via the Internet should you decide to attend the virtual Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal 1, you may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access and vote your proxy card. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the Internet or by telephone; or

•	attending virtually and voting during the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet;

•	instruct us to mail paper copies of our future proxy materials to you; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

Participating in the Annual Meeting

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/STOK2023 and enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/STOK2023, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast. A webcast replay of the Annual Meeting, including the Q&A session, will also be archived on the “Investors and News” section of our website, which is located at https://investor.stoketherapeutics.com.

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via www.virtualshareholdermeeting.com/STOK2023. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the Company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earliest of (1) December 31, 2024; (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.07 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines and Code of Conduct

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the Company. In addition, our Board of Directors has adopted a Code of Conduct that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and Code of Conduct are available without charge on the investor relations section of our website at https://investor.stoketherapeutics.com/governance. We intend to disclose any amendments to our Code of Conduct, or waivers of its requirements, on our website, or in filings under the Exchange Act.

Anti-Hedging and Pledging

We have adopted an Insider Trading Policy that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers, which prohibits such individuals from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in market value of our common stock, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds. In addition, our Insider Trading Policy prevents employees, officers and directors from pledging shares of our common stock as collateral in a margin account or as collateral for a loan, unless approved by our Compliance Officer.

Board Composition and Leadership Structure

The positions of Chief Executive Officer and Chair of our Board of Directors are held by two different individuals (Edward M. Kaye and Seth L. Harrison, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management. Any changes to the leadership structure of our Board of Directors, if made, will be promptly disclosed on the investor relations section of our website and in our proxy materials. Our Board of Directors, in its sole discretion, may seek input from our stockholders on the leadership structure of the Board of Directors.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Cybersecurity Risk Oversight

Securing the information of participants in our studies, medical professionals, team members, and other third parties is important to us. We have adopted physical, technological, and administrative controls on data security, and have processes in place for incident response and handling. While everyone at our Company plays a part in managing these risks, oversight responsibility is shared by our Board of Directors, our Audit Committee, and management.

Human Capital Resources

Our core values described below guide our mission to deliver meaningful medicines for the people with severe diseases who are counting on us. In addition to guiding our commitment to patients and the way we operate, our core values serve as the foundation for our approach to diversity, equity, and inclusion (DEI) matters and our approach to environmental, social and governance (ESG).

We are committed to investing in our employees by offering comprehensive and competitive benefits that include health & wellness, market-competitive compensation, ongoing professional development, and work-life programs. We have formed an employee-led council on Diversity, Inclusion, and Belonging to actively welcome and celebrate diversity and respect for one another within Stoke and share ideas and education that affect positive change in our community. On employee diversity, we seek to attract, hire and retain individuals of diverse backgrounds and of all ages, genders, ethnicities, religions, home countries and sexual orientation. As of December 31, 2022, approximately 55% of our employees are female, and approximately 47% of our management team (which we define as at the vice president level and above) are female. More than 40% of our employees self-identify as racially or ethnically diverse as of December 31, 2022.

Stoke employees care about building a positive culture both internally and in our local communities. Our employee-engagement activities include giving back to local communities through programs like Project Onramp that helps underserved students start their careers in life sciences with paid summer internships. Other charitable company-sponsored activities that have occurred to date included our holiday toy drive, donating supplies to healthcare workers in connection with the COVID-19 pandemic, and supporting community events that promote awareness of Dravet syndrome.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Corporate Governance Committees must be an “independent director”. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a

Compensation Committee member. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and director nominee and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Jennifer C. Burstein, Seth L. Harrison, Adrian R. Krainer, Arthur A. Levin, Garry E. Menzel, Julie Anne Smith and Arthur O. Tzianabos, representing seven of our eight directors following the meeting, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://investor.stoketherapeutics.com/governance.

Audit Committee

Our Audit Committee is comprised of Arthur O. Tzianabos, Julie Anne Smith and Jennifer C. Burstein. Ms. Burstein is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Ms. Burstein is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm;

•	the qualifications, independence and performance of our independent auditors;

•	the preparation of the Audit Committee report to be included in our annual proxy statement;

•	our compliance with legal and regulatory requirements;

•	oversight of our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements; and

•	reviewing and approving related-person transactions.

Compensation Committee

Our Compensation Committee is comprised of Seth L. Harrison, Julie Anne Smith, Garry E. Menzel and Arthur O. Tzianabos. Dr. Tzianabos is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

•	evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;

•	evaluating and recommending non-employee director compensation arrangements for determination by our Board of Directors;

•	administering our cash-based and equity-based compensation plans; and

•	overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.

The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.

The Compensation Committee engaged an independent executive compensation consulting firm, Aon Human Capital Solutions practice, a division of Aon plc (Aon) (formerly known as “Radford”), to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters for the fiscal year ended December 31, 2022. Specifically, Aon was engaged to:

•	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;

•	review and assess our current director, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;

•	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee;

•	review market practices regarding equity programs; and

•	review our disclosure of executive and director compensation.

Representatives of Aon met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2022, Aon worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Aon during the fiscal year ended December 31, 2022 raised any conflict of interest.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Seth L. Harrison, Adrian R. Krainer and Arthur A. Levin. Dr. Harrison is the Chair of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying, considering and recommending candidates for membership on our Board of Directors;

•	overseeing the annual evaluation of our Board of Directors and each committee of our Board of Directors;

•	advising our Board of Directors on other corporate governance matters and any related matters required by federal securities laws; and

•	assisting the Board in overseeing any Company program relating to corporate responsibility and sustainability.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2022, the Board of Directors held four meetings including telephonic meetings; the Audit Committee held four meetings; the Compensation Committee held four meetings and the Nominating and Corporate Governance Committee held four meetings. During 2022, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors. We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. Five members of our Board of Directors were present at last year’s annual meeting of stockholders.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

Stoke Therapeutics, Inc.

c/o Corporate Secretary

45 Wiggins Avenue

Bedford, MA 01730

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Corporate Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies. Our Board of Directors encourages selection of directors who will contribute to the Company’s overall corporate goals. The Nominating and Corporate Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review, prior to meetings, material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Corporate Governance Committee considers director tenure. We value diversity on a company-wide basis and seek to achieve a mix of members to our Board of Directors that represent a diversity of background and experience, including with respect to age, gender, race, ethnicity, and occupation. Although the Board of Directors does not establish specific goals with respect to diversity, the Board of Directors’ overall diversity is a significant consideration in the director nomination process.

Board Diversity

Board Diversity Matrix (As of April 17, 2023)

Total Number of Directors: 8

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	—	1

Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.12 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Stoke Therapeutics, Inc., 45 Wiggins Avenue, Bedford, MA 01730. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our bylaws, including the information requirements of Rule 14a-19, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2024 and 2025, respectively. Our Nominating and Corporate Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Adrian R. Krainer, Julie Anne Smith and Garry Menzel, each an incumbent Class I director, for election as Class I directors at the Annual Meeting. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that the Class I nominees be elected as Class I directors for a three-year term expiring at the annual meeting of stockholders to be held in 2026 and until such directors’ successors are duly elected and qualified or until such directors’ earlier resignation or removal.

The directors will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the three individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES” or vote to “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Shares represented by proxies will be voted “FOR” the election of the Class I nominee unless the proxy is marked to withhold authority to so vote. In an uncontested election “WITHHOLD AUTHORITY FOR ALL NOMINEES” votes will have no effect on the outcome of the proposal.You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our Company, might determine. The nominees have consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors.

Nominees to the Board of Directors

The nominees and their ages as of April 17, 2023 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Adrian R. Krainer, Ph.D.(2)	64	Class I Director
Garry E. Menzel, Ph.D.(1)	58	Class I Director
Julie Anne Smith(1)(3)	52	Class I Director

(1)	Member of our Compensation Committee.
(2)	Member of our Nominating and Corporate Governance Committee.
(3)	Member of our Audit Committee.

Adrian R. Krainer, Ph.D., co-founded Stoke Therapeutics, Inc. and has served as a member of our Board of Directors since June 2014. Professor Krainer is the St. Giles Professor and Deputy Director of Research in the Cancer Center at Cold Spring Harbor Laboratory, a biological research institution, where he has served since 1986 and where his work led directly to the invention and development of SPINRAZA. Professor Krainer holds a B.A. in Biochemistry from Columbia University and a Ph.D. in Biochemistry from Harvard University. We believe that Professor Krainer is qualified to serve on our Board of Directors because of his extensive experience in biopharmaceutical research and development and experience in RNA splicing and antisense therapies.

Garry E. Menzel, Ph.D. has served as a member of our Board of Directors since August 2020. Dr. Menzel has also served as President and Chief Executive Officer of TCR2 Therapeutics Inc. (Nasdaq: TCRR), a clinical stage oncology company with three novel immunotherapies for solid tumors and hematological malignancies, since 2016. He is a co-founder of Black Diamond Therapeutics, Inc. (Nasdaq: BDTX), a clinical stage oncology company, where he has served on the Board of Directors since 2014. From 2013 to 2015, Dr. Menzel served as Chief Financial Officer of DaVita Healthcare Partners (NYSE: DVA), which at the time operated one of the largest networks of kidney dialysis centers and primary care physician practices in the United States. Prior to that, Dr. Menzel served as Chief Operating Officer at microRNA therapy company Regulus Therapeutics, Inc. (Nasdaq: RGLS). He began his career in the banking industry, starting as a consultant at Bain & Company and subsequently held global leadership roles running the biotechnology practices at Goldman Sachs and Credit Suisse where he advised on more than $100 billion in strategic transactions. Outside of his corporate board positions, Dr. Menzel serves on the National Board of the Epilepsy Foundation, and previously served on the Boards of Directors of the Institute for Systems Biology and the University of California, San Francisco (UCSF) School of Pharmacy. Dr. Menzel holds a Ph.D. in Biochemistry and Molecular Biology from St. John’s College, University of Cambridge, an M.B.A. from Stanford University and a B.S. in Biochemistry from the Imperial College of Science and Technology. We believe that Dr. Menzel is qualified to serve on our Board of Directors because of his extensive executive experience at biotechnology companies.

Julie Anne Smith has served as Chief Executive Officer of Nuvig Therapeutics Inc., a biotechnology company developing immunotherapies, since January 2023. From August 2018 to August 2022, Ms. Smith served as the President and Chief Executive Officer of ESCAPE Bio, Inc., a biotechnology company developing novel small-molecule therapeutics for inherited neurodegenerative diseases. Previously, Ms. Smith served as the President and Chief Executive Officer at Nuredis, Inc. from August 2017 to July 2018, and President and Chief Executive Officer at Raptor Pharmaceutical Corp., a public, commercial stage biopharmaceutical company focused on developing and commercializing treatments for orphan diseases, from September 2012 to October 2016. She joined Raptor in 2012 and held positions of increasing responsibility until being appointed President and Chief Executive Officer. Prior to joining Raptor, Ms. Smith served as the Chief Commercial Officer at Enobia Pharmaceuticals until May 2012, after its acquisition by Alexion Pharmaceuticals, Inc. Previously, Ms. Smith served in positions of increasing responsibility at Jazz Pharmaceuticals plc, Genzyme Novazyme and Bristol-Myers Squibb Company. Ms. Smith currently serves as an independent director of Exelixis, Inc., a public genomics-based drug discovery company. She previously served on the board of directors of Audentes Therapeutics, Inc., a genetic medicines company, and as a director on the Health and Emerging Companies Sections of the Biotechnology Industry Organization (BIO) board. Ms. Smith holds a B.S. in Biological and Nutritional Sciences from Cornell University. We believe that Ms. Smith is qualified to serve on the Board of Directors because of her extensive executive experience at biotechnology companies.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Jennifer C. Burstein(3)	51	Class II Director
Arthur A. Levin, Ph.D.(2)	69	Class II Director
Edward M. Kaye, M.D.(4)	74	Class III Director
Seth L. Harrison, M.D.(1)(2)	62	Class III Director
Arthur O. Tzianabos, Ph.D.(1)(3)	60	Class III Director

(1)	Member of our Compensation Committee.
(2)	Member of our Nominating and Corporate Governance Committee.
(3)	Member of our Audit Committee.
(4)	Chief Executive Officer of the Company.

Jennifer C. Burstein, CPA, has served as a member of our Board of Directors since June 2019. Since March 2021, Ms. Burstein has served as Senior Vice President – Finance Operations at Treeline Biosciences, Inc., a biotechnology company. From January 2018 to February 2019, Ms. Burstein served as Senior Vice

President of Finance and principal financial officer at Loxo Oncology, Inc., a biotechnology company, until its acquisition by Eli Lilly and Company. Ms. Burstein previously served as Vice President of Finance and principal financial officer of Loxo Oncology since May 2015. Prior to Loxo Oncology, Ms. Burstein served as Vice President of Finance at Acorda Therapeutics, Inc., a public biotechnology company, from July 2010 until April 2015, where she held several positions of increasing responsibility in Finance from 2006 until being appointed Vice President of Finance. Prior to joining Acorda, from 2002 to 2006, she was with Eyetech Pharmaceuticals, Inc., a public biotechnology company, now a subsidiary of Valeant Pharmaceuticals International, Inc., where she held several positions of increasing responsibility in Finance until being promoted to Senior Director, Accounting. Ms. Burstein received her B.S. in Business Administration and M.B.A. in Accounting from the State University of New York at Buffalo and has a CPA license in New York. We believe that Ms. Burstein is qualified to serve on our Board of Directors because of her expertise in financial and accounting matters and her extensive experience in the biotechnology industry.

Arthur A. Levin, Ph.D., has served as a member of our Board of Directors since September 2015. From January 2014 to February 2023, Dr. Levin served as Chief Scientific Officer at Avidity Biosciences, Inc., a biotechnology company, and has served as their Distinguished Scientist and Strategic Leader since February 2023. From April 2012 to January 2014, Dr. Levin served as Executive Vice President at miRagen Therapeutics, Inc., an RNA-focused therapeutics company. Prior to joining miRagen Therapeutics, Inc., Dr. Levin served in various senior management positions at Santaris Pharma A/S Corp., a biopharmaceutical company, and Ionis Pharmaceuticals, Inc., a public, RNA-focused biopharmaceutical company. Dr. Levin holds a B.S. in Biology from Muhlenberg College and a Ph.D. in Toxicology from the University of Rochester. We believe that Dr. Levin is qualified to serve on our Board of Directors because of his biopharmaceutical industry experience, including his expertise in nucleic-acid-based therapeutics.

Edward M. Kaye, M.D., has served as our Chief Executive Officer and a member of our Board of Directors since October 2017. Dr. Kaye joined us from Sarepta Therapeutics, Inc., a medical research and drug development company, where he served as President and Chief Executive Officer from September 2016 to July 2017, Interim Chief Executive Officer from April 2015 to September 2016 and Chief Medical Officer from June 2011 to March 2017. From 2001 to 2011, Dr. Kaye served in various positions at Genzyme Corporation, a biotechnology company, including most recently as Group Vice President of Clinical Development. Previously, Dr. Kaye served as Chief of Biochemical Genetics at Children’s Hospital of Philadelphia, Chief of Neurology at St. Christopher’s Hospital for Children, and as a member of the research staff at Massachusetts General Hospital and Tufts University Medical Center. Dr. Kaye currently serves as a Neurological Consultant at the Children’s Hospital of Boston. Dr. Kaye is also a member of the boards of directors of Cytokinetics, Inc., a public biopharmaceutical company, Avidity Biosciences, Inc. a public biotechnology company, and the Massachusetts Biotechnology Council, a private non-profit life sciences industry organization. Dr. Kaye holds a B.S. in Biology/Chemistry from Loyola University and a M.D. from the Loyola University Stritch School of Medicine. We believe that Dr. Kaye is qualified to serve on our Board of Directors because of his extensive leadership and clinical experience in the medical and biotechnology fields.

Seth L. Harrison, M.D., has served as the Chair of our Board of Directors since July 2015. Dr. Harrison serves as Managing Partner at Apple Tree Partners, a venture capital firm, which he founded in 1999. Prior to founding Apple Tree Partners, Dr. Harrison served as a General Partner at Oak Investment Partners, a venture capital and private equity firm, and as a Venture Partner at Sevin Rosen Funds, a technology-focused venture capital firm. Dr. Harrison currently serves as a member of the board of directors of Akero Therapeutics, Inc., a public biopharmaceutical company. Dr. Harrison also serves as the chair of the boards of directors of Braeburn Inc., a pharmaceutical company, Marengo Therapeutics, Inc., an immunotherapy company, and Galvanize Therapeutics, Inc., a medical device company, as well as a director for numerous other private companies. Dr. Harrison holds an A.B. from Princeton University and an M.D. and M.B.A. from Columbia University. We believe that Dr. Harrison is qualified to serve on our Board of Directors because of his experience in the life sciences industry, his experience as a venture capitalist, as well as his service on the boards of directors of numerous biopharmaceutical companies.

Arthur O. Tzianabos, Ph.D., has served as a member of our Board of Directors since September 2018. Dr. Tzianabos serves as a Venture Partner at 5AM Ventures, where he has focused on life sciences investments since September 2022. From April 2016 to September 2022, Dr. Tzianabos served as President and Chief Executive Officer at Homology Medicines, Inc., a genetic medicines company. Prior to joining Homology Medicines, Inc., Dr. Tzianabos served as President and Chief Scientific Officer at OvaScience, Inc., a biotechnology company, from September 2013 to March 2016. Previously, Dr. Tzianabos served in various senior management positions at Shire Plc, a pharmaceutical company, and as a professor at Harvard Medical School. Dr. Tzianabos serves on the Development Board of the College of Life Sciences and Agriculture at the University of New Hampshire. Dr. Tzianabos previously served on the Board of Directors of Akouos, Inc., a public biotechnology company. Dr. Tzianabos holds a B.S. in Biology from Boston College and a Ph.D. in Microbiology from the University of New Hampshire. We believe that Dr. Tzianabos is qualified to serve on our Board of Directors because of his executive and clinical experience, as well as his extensive involvement in the biotechnology industry.

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Director Compensation

For the year ended December 31, 2022, our non-employee directors received the following compensation:

•

Cash Compensation. Our non-employee director compensation program provided an annual cash retainer of $40,000 to each non-employee director. Additionally, the Chairman of our Board of Directors received an additional annual payment of $30,000; the Chairs of our Audit, Compensation and Nominating and Corporate Governance Committees received an additional annual payment of $15,000, $10,000 and $8,000 respectively; and the members of our Audit, Compensation and Nominating and Corporate Governance Committees received an additional annual payment of $7,500, $5,000 and $4,000 respectively.

•

Equity Compensation. Each non-employee director who continued to serve on our Board of Directors immediately following our Annual Meeting on June 7, 2022, received after such meeting an option to purchase 11,650 shares of our common stock, which grant will vest on the one-year anniversary of the date of the grant, such that the grant will become fully vested and exercisable on the one-year anniversary of the date of grant, or if earlier, the next annual meeting of our stockholders, subject to the director’s continued service on each applicable vesting date.

Non-employee directors are also reimbursed for reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors.

Our compensation arrangements for non-employee directors are reviewed and approved periodically by our compensation committee and board of directors. We use the same peer group discussed below in the Narrative Disclosure to the Summary Compensation Table to provide a broad perspective on competitive director pay levels and practices.

In March 2023, after review of the equity portion of the director compensation program, the Board of Directors determined it was appropriate to switch from a target share number to a target dollar value. Each non-employee director who continues to serve on our Board of Directors immediately following our annual meeting of stockholders on June 13, 2023 will receive after such meeting an option to purchase shares of our common stock representing a target value of approximately $153,000 as calculated using the closing stock price on the day of grant, which grant will vest on the one-year anniversary of the date of the grant, such that the grant will become fully vested and exercisable on the one-year anniversary of the date of grant, or if earlier, the next annual meeting of our stockholders, subject to the director’s continued service on each applicable vesting date. New directors appointed to the Board of Directors will received an option to purchase shares of our common stock representing a target value of approximately $305,000 as calculated using the closing stock price on the day of grant, which grant will vest in equal amounts on each quarterly anniversary of the date of the grant, such that the grant will become fully vested and exercisable on the three-year anniversary of the date of grant, subject to the director’s continued service on each applicable vesting date.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2022. Our Chief Executive Officer, Dr. Kaye, receives no compensation for his service as a director. Other than as described below, none of our non-employee directors received any fees or reimbursement of any expenses (other than customary expenses in connection with the attendance of meetings of our Board of Directors) or any equity or non-equity awards in the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Jennifer C. Burstein, CPA(2)	55,000	169,140	224,140
Adrian R. Krainer, Ph.D.(3)	44,000	169,140	213,140
Garry E. Menzel, Ph.D.(4)	45,000	169,140	214,140
Arthur A. Levin, Ph.D.(5)(9)	45,875	169,140	215,015
Seth L. Harrison, M.D.(6)	83,000	169,140	252,140
Julie Anne Smith(7)	52,500	169,140	221,640
Arthur O. Tzianabos, Ph.D.(8)	57,500	169,140	226,640

(1)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the director during the year ended December 31, 2022 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 9 to the audited consolidated financial statements included in this Form 10-K for the year ended December 31, 2022. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.

(2)	As of December 31, 2022, Ms. Burstein held options to purchase 76,982 shares of our common stock.
(3)	As of December 31, 2022, Dr. Krainer held options to purchase 126,516 shares of our common stock.
(4)	As of December 31, 2022, Dr. Menzel held options to purchase 62,205 shares of our common stock.
(5)	As of December 31, 2022, Dr. Levin held options to purchase 93,462 shares of our common stock.
(6)	As of December 31, 2022, Dr. Harrison held options to purchase 76,982 shares of our common stock.
(7)	As of December 31, 2022, Ms. Smith held options to purchase 62,205 shares of our common stock.
(8)	As of December 31, 2022, Dr. Tzianabos held options to purchase 93,943 shares of our common stock.
(9)	Dr. Levin served on the Audit Committee until February 15, 2022 and was paid $1,875 for his service on such committee for the year ended December 31, 2022.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ADRIAN R. KRAINER, PH.D., GARRY E. MENZEL, PH.D. AND JULIE ANNE SMITH TO SERVE AS CLASS I DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected KPMG LLP as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2023. KPMG LLP audited our financial statements for the fiscal years ended December 31, 2022 and 2021. We expect that representatives of KPMG LLP will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Audit Committee is submitting the selection of KPMG LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional services rendered by KPMG LLP for the years ended December 31, 2022 and 2021 (in thousands).

Fee Category	2021	2022
Audit Fees(1)	$496	$617
Audit-related fees	—	—
Tax Fees(2)	$19	$10
All Other Fees	—	—
Total Fees	$515	$627

(1)	Audit Fees include fees and related expenses for annual audits and quarterly reviews as well as fees related to our “at-the-market” program and related comfort letters in 2021 and 2022.
(2)

Tax Fees include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters, assistance with sales tax, and assistance with tax audits.

Principal Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

Section 102(b)(7) of the General Corporation Law of the State of Delaware was amended effective August 1, 2022 to authorize exculpation of officers of Delaware corporations. Specifically, the amendment permits Delaware corporations to exculpate their officers, in addition to their directors, for personal liability for breach of the duty of care in certain actions. This exculpation would not protect officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this exculpation shield such officers from liability for claims brought by or in the right of the corporation, such as derivative claims.

The proposed amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or officer. This protection has long been afforded to directors, and our Board of Directors believes that extending similar exculpation to its officers is fair and in the best interests of the Company and its stockholders. Accordingly, our Board of Directors has unanimously approved the Certificate of Amendment to our Restated Certificate of Incorporation (the “Certificate of Amendment”) in the form attached hereto as Appendix A, and recommends that our stockholders vote “FOR” the proposed amendment.

Required Vote

The affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of our capital stock entitled to vote at the Annual Meeting is required to approve the Certificate of Amendment. Shares that are voted “abstain” are treated as the same as voting “against” this proposal.

If our stockholders approve the Certificate of Amendment, our Board of Directors has authorized our officers to file the Certificate of Amendment with the Delaware Secretary of State, to become effective upon acceptance by the Delaware Secretary of State. Our Board of Directors intends to have that filing made if, and as soon as practicable after, this proposal is approved at this annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Stoke’s consolidated financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Stoke’s independent registered public accounting firm, (3) the performance of Stoke’s internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by the Board of Directors.

Management is responsible for the preparation of Stoke’s consolidated financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Stoke’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Stoke Therapeutics, Inc. for the fiscal year ended December 31, 2022. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable standards of the PCAOB and the SEC. In addition, the Audit Committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Stoke Therapeutics, Inc. be included in Stoke’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF STOKE THERAPEUTICS, INC.

Jennifer C. Burstein, Chair

Julie Anne Smith

Arthur O. Tzianabos

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2023, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors, director nominees and executive officers as a group.

Percentage ownership of our common stock is based on 44,175,089 shares of our common stock outstanding on March 31, 2023. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of March 31, 2023, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2023 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Stoke Therapeutics, Inc., 45 Wiggins Avenue, Bedford, Massachusetts 01730.

Name of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders
Skorpios Trust(1)	14,443,681	32.7%
Redmile Group(2)	4,166,975	9.4%
Entities affiliated with RTW Investments, L.P.(3)	3,870,981	8.8%
FMR LLC(4)	3,034,649	6.9%
Morgan Stanley & Co.(5)	2,448,214	5.5%

Named Executive Officers and Directors
Edward M. Kaye, M.D.(6)	1,477,066	3.3%
Stephen J. Tulipano, CPA(7)	304,699	*
Barry S. Ticho, M.D., Ph.D., FACC(8)	425,341	1.0%
Jennifer C. Burstein, CPA(9)	55,982	*
Seth L. Harrison, M.D.(10)	1,931,295	4.4%
Adrian R. Krainer, Ph.D.(11)	510,234	1.2%
Arthur A. Levin, Ph.D.(12)	90,441	*
Garry E. Menzel, Ph.D.(13)	41,205	*
Julie Anne Smith(14)	41,205	*
Arthur O. Tzianabos, Ph.D.(15)	72,943	*
All current executive officers and directors as a group (12 persons)(17)	5,607,471	12.7%

*	Represents beneficial ownership of less than one percent.

(1)

Based on Schedule 13D jointly filed by each of Blue Horizon Enterprise Ltd. (Blue Horizon), Ezbon International Limited (Ezbon), Skorpios Trust and Montrago Trustees Limited (Montrago Trustees) on June 30, 2021. Consists of (i) 6,905,121 shares of common stock held by Blue Horizon and (ii) 7,538,560 shares of common stock held by Ezbon. Blue Horizon and Ezbon are the direct holders of the shares covered by such Schedule 13D filing. Skorpios Trust is the sole owner of each of Blue Horizon and Ezbon and as a result may be deemed to be the beneficial owner of the securities held by each of Blue Horizon and Ezbon. Montrago Trustees is the corporate trustee of Skorpios Trust and as a result may be deemed to be a beneficial owner of the securities beneficially owned by Skorpios Trust. The address of each of Blue Horizon and Ezbon is Jipfa Building, 3rd Floor, 142 Main Street, Road Town, Tortola, British Virgin Islands. The address of each of Montrago Trustees and Skorpios Trus is 195 Arch. Makarios III Ave., Neocleous House, 3030 Limassol, Cyprus.

(2)

Based on Schedule 13G/A filed by Redmile Group, LLC (Redmile), Jeremy C. Green, the principal of Redmile, and Redmile Biopharma Investments III, L.P. on February 3, 2023. Consists of 4,166,975 shares of common stock held by Redmile. Redmile and Mr. Green may be deemed to have shared voting and dispositive power with respect to the shares held by Redmile. The principal address for Redmile and Mr. Green is One Letterman Drive, Building D, Suite D3-300, The Presidio of San Francisco, San Francisco, California 94129.

(3)

Based on Schedule 13G/A filed by RTW Investments, LP on February 14, 2023. Consists of 3,870,981 shares of common stock held by RTW Master Fund, Ltd. and one or more private funds (together, Funds) managed by RTW Investments, LP (Adviser). The Adviser, in its capacity as the investment manager of the Funds, has the power to vote and the power to direct the disposition of all shares held by the Funds. Roderick Wong is the Managing Partner of the Adviser. Each of the reporting persons in such Schedule 13D/A filing disclaims beneficial ownership of the Shares reported therein except to the extent of the reporting person’s pecuniary interest therein. The address of the Adviser is 40 10th Avenue, Floor 7, New York, New York 10014.

(4)

Based on Schedule 13G/A filed by FMR LLC on February 9, 2023. Consists of 3,034,649 shares of common stock held by FMR LLC with the sole voting power with respect to 3,034,223 shares and the sole dispositive power of 3,034,649 shares. Abigail Johnson, a director and the Chairman and Chief Executive Officer of FMR LLC, and FMR LLC may be deemed to share voting power over the shares held by FMR LLC. The principal address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(5)

Based on Schedule 13G filed by Morgan Stanley & Co. (Morgan Stanley) and Morgan Stanley Capital Services LLC, a wholly-owned subsidiary of Morgan Stanley on February 10, 2023. Consists of 2,448,214 shares of common stock held by Morgan Stanley. The principal address for Morgan Stanley is 1585 Broadway, New York, New York 10036.

(6)	Represents (i) 25,000 shares of common stock and (ii) 1,452,066 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023.
(7)	Represents (i) 11,762 shares of common stock and (ii) 292,937 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023.
(8)	Represents (i) 130,895 shares of common stock and (ii) 294,446 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023.
(9)	Represents 55,982 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023.
(10)

Represents (i) 898,871 shares of common stock; (ii) 55,982 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023; and (iii) 976,442 shares of common stock held by Les Pommes LLC (Les Pommes), in which Dr. Harrison is the manager of Les Pommes and may be deemed to have sole voting and dispositive power over the shares held by Les Pommes. Dr. Harrison disclaims beneficial ownership of the shares held by Les Pommes except to the extent of his pecuniary interest therein.

(11)	Represents (i) 404,718 shares of common stock and (ii) 105,516 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023.

(12)

Represents (i) 17,979 shares of common stock held of record by Arthur A. Levin, Ph.D., as trustee of the Butler-Levin Revocable Trust and (ii) 72,462 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023.

(13)	Represents 41,205 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023.
(14)	Represents 41,205 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023.
(15)	Represents 72,943 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023.
(16)	Represents 77,344 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023.
(17)	Represents 2,465,667 shares of common stock and (ii) 3,141,804 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2023.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of April 17, 2023:

Name	Age	Position(s)
Edward M. Kaye, M.D.	74	Chief Executive Officer and Director
Huw M. Nash, Ph.D.	56	Chief Operating Officer and Chief Business Officer
Stephen J. Tulipano, CPA	64	Chief Financial Officer
Barry S. Ticho, M.D., Ph.D., FACC	63	Chief Medical Officer
Jonathan Allan	33	General Counsel and Corporate Secretary

Edward M. Kaye, M.D. has served as our Chief Executive Officer and a member of our Board of Directors since October 2017. Dr. Kaye’s biographical information is set forth above under the heading “Proposal No. 1 Election of Class I Directors – Nominees to the Board of Directors.”

Huw M. Nash, Ph.D., has served as our Chief Operating Officer and Chief Business Officer since October 2017, and served as our Chief Executive Officer from October 2014 to October 2017. Dr. Nash also served as an Entrepreneur-in-Residence at Apple Tree Partners, a venture capital firm. While at Apple Tree Partners, Dr. Nash was part of the founding group of entrepreneurs who worked on the original platform technology for Aileron Therapeutics, Inc., a biopharmaceutical company. Dr. Nash also served as Vice President of Corporate Development at Aileron Therapeutics, Inc. from 2005 to 2013. Prior to joining Aileron Therapeutics, Inc., Dr. Nash was a founding scientist of NeoGenesis Pharmaceuticals, Inc., a drug discovery company, where he served as Vice President of External Collaborations from 1997 to 2005 until its acquisition by Schering-Plough Corp. Dr. Nash holds a B.A. in Biochemical Sciences from Harvard College and a Ph.D. in Organic Chemistry from Harvard University.

Stephen J. Tulipano, CPA, has served as our Chief Financial Officer since March 2019. From June 2014 to July 2018, Mr. Tulipano served as Chief Financial Officer and Treasurer of Aldeyra Therapeutics, Inc., a biotechnology company. Previously, Mr. Tulipano was Chief Financial Officer and Secretary of Javelin Pharmaceuticals, Inc. Mr. Tulipano holds a B.S. from Salem State College and an M.B.A. from Suffolk University. He is a Certified Public Accountant.

Barry S. Ticho, M.D., Ph.D., FACC, has served as our Chief Medical Officer since October 2017. From March 2018 to March 2019, Dr. Ticho served as the Chief Executive Officer and as a member of the board of directors of Verve Therapeutics, Inc. From February 2016 to September 2017, Dr. Ticho served as Head of Cardiovascular and Metabolic Diseases at Moderna, Inc., a biotechnology company. From October 2013 to February 2016, Dr. Ticho served as Head of External Research and Development Innovation for the Cardiovascular and Metabolic Disease Research Unit at Pfizer, Inc., a pharmaceutical company. Previously, Dr. Ticho served as the Vice President of Clinical Development at Biogen Inc., a biopharmaceutical company. Dr. Ticho holds a B.A. in Biology from Haverford College and an M.D. and a Ph.D. in Biochemistry and Molecular Biology from the University of Chicago.

Jonathan Allan, J.D., has served as our General Counsel since July 2022. In his role, Mr. Allan oversees all aspects of legal, including providing leadership and guidance on all legal and compliance initiatives and serving as Compliance Officer and Corporate Secretary to Stoke’s Board of Directors. Prior to his promotion to that role, Mr. Allan served as our Deputy General Counsel from February 2021 to July 2022 and as our Interim General Counsel from November 2020 to February 2021. Mr. Allan has built his career providing legal support and counsel to life science and technology companies at various stages of growth and brings particular expertise in the areas of corporate governance, securities and public company reporting, corporate transactions, employment matters and intellectual property. Before joining Stoke, Mr. Allan was an associate in the corporate group at Fenwick & West LLP, providing legal support to some of the world’s most innovative technology and life sciences companies. Prior to that, he served as a corporate associate at Kirkland & Ellis LLP, where he advised a number of public and private clients in shareholder matters and corporate transactions. Mr. Allan is a member of the New York Bar Association. He holds his J.D. from The Ohio State University Moritz College of Law and a B.A. in business administration and marketing from Grace College.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2022 and 2021. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2022, were:

•	Edward M. Kaye, M.D., Chief Executive Officer;

•	Stephen J. Tulipano, CPA, Chief Financial Officer; and

•	Barry S. Ticho, M.D., Ph.D., FACC, Chief Medical Officer.

We refer to these individuals as our “named executive officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2022 and 2021, all amounts are in dollars:

Name	Year	Salary	Bonus(1)	Option Awards(2)	Non-equity Incentive Plan Compensation(3)	All Other Compensation (4)	Total
Edward M. Kaye, M.D. Chief Executive Officer	2022	596,083	32,293	4,817,310	290,636	12,200	5,748,522
	2021	567,698	15,612	7,604,990	343,458	11,600	8,543,358
Stephen J. Tulipano, CPA Chief Financial Officer	2022	436,800	17,210	1,697,431	154,890	10,192	2,316,523
	2021	416,000	8,320	2,484,499	183,040	9,707	3,101,566
Barry S. Ticho, M.D., Ph.D., FACC Chief Medical Officer	2022	470,723	20,712	1,697,431	186,407	10,984	2,386,257
	2021	448,308	8,966	2,484,499	197,257	10,461	3,149,491

(1)

The amounts in this column represent bonuses awarded at the discretion of our board of directors above the amounts earned by meeting our corporate performance objectives. For more information see “Non-equity Incentive Plan Awards and Bonus Awards” below.

(2)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the named executive officers during the years ended December 31, 2022 and 2021 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 9 to the audited consolidated financial statements included in Form 10-K. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.

(3)	For additional information regarding the non-equity incentive plan compensation, see section entitled “Non-equity Incentive Plan Awards.”
(4)	The amounts reported reflect 401(k) contributions paid by us on behalf of such named executive officer.

2022 Peer Group

Our compensation arrangements for our executive officers and non-employee directors are reviewed and approved periodically by our Compensation Committee. We use a peer group to provide a broad perspective on competitive pay levels and practices.

For our 2022 peer group, the Compensation Committee, with assistance from Aon, reviewed similar companies with respect to sector, stage of development and market capitalization. The 2022 peer group was ultimately chosen based on these characteristics and others including:

•	Sector – Public Biotechnology organizations;

•	Stage of Development – Focus on Phase 1 to 2 clinical trial companies with emphasis on companies focused on gene and cell editing;

•	Market Capitalization – $200 million to $2.1 billion market capitalization range;

•	Headcount – companies with under 400 employees; and

•	Years Public – companies that have been public five years or less.

Based on the above market data, Aon compiled, and the Compensation Committee approved the updated peer group of companies for 2022, and this group was used to make the relevant compensation assessments for 2022 for director and executive compensation. Following are the companies included in this 2022 peer group:

4D Molecular Therapeutics+	Krystal Biotech
Alector+	Lineage Cell Therapeutics+
Allogene Therapeutics	Meira GTx+
Allovir	Poseida Therapeutics
Arcturus Therapeutics	Precision BioSciences
Caribou Biosciences	REGENXBIO
Cullinan Oncology+	Repare Therapeutics
Editas Medicine	Rocket Pharmaceuticals
Generation Bio Co.	TCR2 Therapeutics
Homology Medicines

+

New addition to peer group for 2022 to replace companies from the 2021 peer group based on changes in their market capitalization (Orchard Therapeutics, Passage Bio, Rubius Therapeutics) or by acquisition (Dicerna Pharmaceuticals, Translate Bio).

Non-equity Incentive Plan Awards and Bonus Awards

Annual bonuses for our executive officers are based on the achievement of corporate and, for all of the executive officers other than our Chief Executive Officer, individual performance objectives. For 2022, the corporate performance objectives included advancing our Dravet program, advancing our autosomal dominant optic atrophy program, developing our pipeline, expanding our platform and its capabilities, initiating strategic corporate collaborations, and hiring, retaining and developing key talent. In January 2023, our Compensation Committee recommended awarding a 90% bonus in connection with the satisfaction of corporate goals, and an additional 10% to be allocated at the Board of Director’s discretion, based upon the extraordinary efforts of management in advancing our Dravet program through its trials. In February 2023, our Board of Directors determined to award bonuses ranging from 98.5% to 110% of target, with one individual receiving a larger portion of the allocated bonus pool based on the larger role such individual had in the year.

Outstanding Equity Awards at 2022 Fiscal Year-End Table

	Option Awards
Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Edward M. Kaye, M.D.	4/2/2018	(1)	10/17/2017	637,801	—	0.60	4/2/2028
Chief Executive Officer	12/12/2018	(2)	10/22/2018	380,562	87,820	2.19	12/12/2028
	3/25/2020	(3)	3/25/2020	90,310	106,690	20.25	3/25/2030
	3/2/2021	(3)	3/2/2021	46,024	154,776	60.00	3/2/2031
	03/15/2022	(3)	03/15/2022	57,750	250,250	20.34	03/15/2032
	12/07/2022	(3)	12/07/2022	—	167,050	7.07	12/07/2032

Stephen J. Tulipano, CPA	3/18/2019	(1)	3/15/2019	104,152	75,845	4.48	3/18/2029
Chief Financial Officer	3/25/2020	(3)	3/25/2020	27,500	32,500	20.25	3/25/2030
	3/2/2021	(3)	3/2/2021	15,037	50,563	60.00	3/2/2031
	03/15/2022	(3)	03/15/2022	15,037	87,263	20.34	03/15/2022
	12/07/2022	(3)	12/07/2022	—	62,000	7.07	12/07/2022

Barry S. Ticho, M.D., Ph.D.,	4/2/2018	(1)	10/2/2017	85,946	—	0.60	4/2/2028
FACC	12/12/2018	(2)	10/22/2018	60,275	24,125	2.19	12/12/2028
Chief Medical Officer	3/25/2020	(3)	3/25/2020	27,500	32,500	20.25	3/25/2030
	3/2/2021	(3)	3/2/2021	15,037	50,563	60.00	3/2/2031
	03/15/2022	(3)	03/15/2022	20,137	87,263	20.34	03/15/2022
	12/07/2022	(3)	12/07/2022	—	62,000	7.07	12/07/2022

(1)

The outstanding options were granted under our 2014 Plan, and 1/4th of the option vested on the one-year anniversary of the vesting commencement date and an additional 1/48th vests monthly thereafter, subject to the executive’s continued service to us. The options are also subject to double trigger acceleration as described in greater detail under “—Change in Control and Severance Agreements” below.

(2)

The outstanding options were granted under our 2014 Plan, and 1/48th of the option vests on each one-month anniversary of the vesting commencement date, subject to the executive’s continued service to us. The options are also subject to double trigger acceleration as described in greater detail under “—Change in Control and Severance Agreements Change in Control and Severance Agreements” below.

(3)

The outstanding options were granted under our 2019 Equity Incentive Plan, and 1/48th of the option vests on each one-month anniversary of the vesting commencement date, subject to the executive’s continued service to us. The options are also subject to double trigger acceleration as described in greater detail under “—Change in Control and Severance Agreements Change in Control and Severance Agreements” below.

Employment Agreements

In October 2020, we entered into amended and restated employment agreements with each of our named executive officers that provide for “at-will” employment and include each named executive officer’s base salary and target discretionary annual incentive bonus opportunity. These agreements also provide for severance benefits upon certain involuntary terminations of employment, as described below. At the same time, we entered into change in control severance agreements with each of our named executive officers that provide for severance and acceleration benefits upon certain involuntary terminations of employment in connection with a change in control, as described below.

Pursuant to the employment agreements, upon a termination of each named executive officer’s employment without “cause” or for “good reason” (each as defined in the applicable executive’s employment agreement and as described below), subject to the executive’s execution and non-revocation of a release of claims in favor of the Company, the executive will be entitled to continued salary payments and Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, reimbursement for 12 months following termination of employment, in the case of Dr. Kaye, and nine months following termination of employment, in the case of Dr. Ticho and Mr. Tulipano.

Each named executive officer will also be entitled to any earned but unpaid bonus for any performance periods that have been completed as of the date of such executive officer’s termination of employment, for any terminations of employment other than a termination of employment for cause.

We have also entered into employee invention assignment and confidentiality agreements with each of our named executive officers, which agreements include a 12-month post-termination non-solicitation covenant.

For purposes of the employment agreements “cause” generally means:

•	fraud, embezzlement, or illegal misconduct in connection with each executive’s duties under their respective employment agreements;

•	commission of a felony involving fraud, dishonesty or breach of trust;

•	willful misconduct or gross negligence in the performance of his duties;

•	a breach of his employment agreement; or

•	a material breach of his Invention Assignment, Confidentiality and Non-Competition Agreement.

For purposes of the employment agreements “good reason” generally means:

•	a material reduction in the executive’s base salary;

•

for Dr. Kaye, if he is not the Chief Executive Officer of the parent company following any Change in Control (as that term is defined in such person’s Change of Control and Severance Agreement) and for Dr. Ticho and Mr. Tulipano, if such executive does not report to the Chief Executive Officer of the parent company following any Change in Control (as that term is defined in such person’s Change of Control and Severance Agreement);

•	a material change in the geographic location at which the executive provides services to us outside of a 50 mile radius from the then-current location; or

•	any action or inaction by us that constitutes a material breach of such executive’s employment agreement.

Change in Control and Severance Agreements

In connection with the amended and restated employment agreements entered into in October 2020, we have entered into Change in Control and Severance Agreements with each of our named executive officers.

Pursuant to the change in control and severance agreements, upon a termination of each named executive officer’s employment without “cause” or for “good reason” (each as defined in the applicable executive’s employment agreement and as described above) within a period commencing three months prior to a “change in control” (as defined in the Severance and Change in Control Agreement) and ending 12 months following such change in control, the officer will be entitled to:

•	18 months of base salary for Dr. Kaye and 12 months of base salary for Mr. Tulipano and Dr. Ticho;

•	150% of the executive’s target bonus for Dr. Kaye and 100% of the executive’s target bonus for Mr. Tulipano and Dr. Ticho;

•	payment of COBRA premiums for continued health insurance (or equivalent cash payment, if applicable law so requires) for up to 18 months for Dr. Kaye and 12 months for Mr. Tulipano and Dr. Ticho; and

•	full acceleration of each of the executive officer’s then-outstanding but unvested equity awards.

These severance and acceleration benefits are subject to the executive officer’s timely execution and non-revocation of a release of claims.

Each named executive officer will also be entitled to any earned but unpaid bonus for any performance periods that have been completed as of the date of such executive officer’s termination of employment, for any terminations of employment other than a termination of employment for cause.

Other Benefits

Our named executive officers are eligible to participate in our employee benefit plans on the same basis as our other employees, including our health and welfare plans and 401(k).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2022, concerning securities authorized for issuance under all of our equity compensation plans: our 2014 Equity Incentive Plan (2014 Plan), which terminated when we adopted the 2019 Equity Incentive Plan (EIP), and the 2019 Employee Stock Purchase Plan (ESPP). There are no shares of common stock available for issuance under our 2014 Plan, but the 2014 Plan will continue to govern the terms of stock options granted thereunder.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	8,376,085	$18.28	1,951,924
Equity compensation plans not approved by security holders	—	—	—

Total	8,376,085	$18.28	1,951,924

(1)

Represents 992,321 shares available for issuance under the EIP, which plan permits the grant of incentive and non-qualified stock options, stock appreciation rights, restricted stock, stock awards and restricted stock units; and 959,603 shares available for issuance under the ESPP. The EIP and ESPP each contain an “evergreen” provision, pursuant to which on January 1st of each year we automatically added 4% and 1% of our shares of common stock outstanding on the preceding December 31st to the shares reserved for issuance, respectively. In addition, pursuant to a “pour over” provision in our EIP, options that were cancelled, expired or terminated under the 2014 Plan were added to the number of shares reserved for issuance under our EIP.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the sections entitled “Management” and “Executive Compensation,” the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amounts involved exceeded or will exceed the lesser of $120,000 and 1% of our total assets; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member of the foregoing persons, had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described where required under the section entitled “Executive Compensation.”

Policies and Procedures for Related Party Transactions

Our Board has adopted a written Related-Party Transactions Policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our Audit Committee (or the committee composed solely of independent directors, if applicable) for review, consideration and approval. In approving or rejecting any such proposal, we expect that our Audit Committee (or the committee composed solely of independent directors, if applicable) will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee (or the committee composed solely of independent directors, if applicable), including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them with respect to transactions during 2022.

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Stoke Therapeutics, Inc., 45 Wiggins Avenue, Bedford, MA 01730.

To be timely for our Company’s annual meeting of stockholders to be held in 2024 (2024 Annual Meeting), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 14, 2024 and not later than the close of business on March 15, 2024. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2024 Annual Meeting the information required by applicable law and our bylaws. However, if the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the date of our 2023 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices (1) not earlier than the close of business on the 120th day prior to the currently proposed annual meeting and (2) not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. To comply with our bylaws as well as the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for 2024 Annual Meeting must ensure that our Corporate Secretary receives written notice that sets forth all information required by our bylaws and by Rule 14a-19(b) under the Exchange Act within the time frames set forth above.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2024 Annual Meeting must be received by us not later than December 28, 2023 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2024 Annual Meeting the information required by applicable law and our bylaws.

Available Information

We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Stoke Therapeutics, Inc.

45 Wiggins Avenue

Bedford, MA 01730

Attn: Investor Relations

The Annual Report on Form 10-K is also available at https://investor.stoketherapeutics.com/financials-and-sec-filings.

“Householding” - Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders may revoke their consent at any time by contacting American Stock Transfer & Trust Company, LLC, through their website at www.astfinancial.com or by phone at (800) 937-5449.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Stoke Therapeutics, Inc., 45 Wiggins Avenue, Bedford, MA 01730, Attn: Investor Relations, submit a request on our website at https://www.stoketherapeutics.com/contact-us/ or calling (781) 303-8302.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

STOKE THERAPEUTICS, INC.

Stoke Therapeutics, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1.    That the name of this Corporation is Stoke Therapeutics, Inc., and that this Corporation was originally incorporated pursuant to the General Corporation Law on June 13, 2014 under the name ASOthera Pharmaceuticals, Inc. The Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 21, 2019, as amended (the “Restated Charter”).

2.    Amendment to Article VII.

(a)     Article VII of the Restated Charter is hereby amended and restated in its entirety as follows:

“ARTICLE VII: LIMITATION OF LIABILITY

1.         Limitation of Liability. To the fullest extent permitted by law, neither a director of the Corporation nor an officer of the corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

2.         Change in Rights. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.”

3.    That the foregoing amendment was duly adopted by the Board of Directors of the Corporation in accordance with Sections 141 and 242 of the General Corporation Law and was approved by the holders of the requisite number of shares of capital stock of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this [    ] day of [            ], 2023.

By:
Name: Edward M. Kaye
Title: Chief Executive Officer

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above STOKE THERAPEUTICS, INC. Use the Internet to transmit your voting instructions and for electronic delivery of 45 WIGGINS AVE. information. Vote by 11:59 P.M. ET on 06/12/2023 for shares held directly and by 11:59 BEDFORD, MA 01730 P.M. ET on 06/08/2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/STOK2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/12/2023 for shares held directly and by 11:59 P.M. ET on 06/08/2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Class I Directors to serve until the 2026 annual meeting of shareholders or until their successor has been duly elected and qualified. Nominees 01) Adrian R. Krainer 02) Garry E. Menzel 03) Julie Anne Smith The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year 0 0 0 ending December 31, 2023. 3. To approve an amendment to our Certificate of Incorporation to permit the exculpation of officers in certain 0 0 0 circumstances permitted under Delaware law. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. . 6 . 0 . 0 R1 1 _ Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or 0000610487 partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com STOKE THERAPEUTICS, INC. Annual Meeting of Shareholders June 13, 2023 9:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Edward M. Kaye and Jonathan Allan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of STOKE THERAPEUTICS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, EDT on June 13, 2023, via live webcast at www.virtualshareholdermeeting.com/STOK2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. R1.0.0.6 2 0000610487 Continued and to be signed on reverse side